UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2019

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2019, Canbiola, Inc. (the “Company” or “CANB”) entered into a Joint Venture Agreement (the “Agreement”) with NY – SHI, LLC, a New York limited liability company (“NY – SHI”), EWSD I LLC dba SHI Farms, a Delaware limited liability company (“SHI Farms”), NY Hemp Depot LLC, a Nevada limited liability company and wholly-owned subsidiary of CANB (“Canbiola Sub”). Pursuant to the Agreement, NY – SHI and Canbiola Sub entered into a joint venture for the purpose of jointly implementing a business model referred to as the “Depot Model” (the “Joint Venture”) to aggregate and purchase fully-grown, harvested industrial hemp from third-party farmers (“Farmers”) in the State of New York. The Joint Venture may also sell feminized seeds, clones, and additional materials required to grow and cultivate industrial hemp to the Farmers and provide the Farmers with initial training reasonably required for them to be able to grow industrial hemp and maximize CBD potency.

Pursuant to the Agreement, NY – SHI agreed to provide (i) technical expertise regarding the growth and cultivation of industrial hemp, (ii) certain products that may include feminized hemp seeds and/or clone plants to sell to the Farmers, (iii) growing technology and expertise to grow, cultivate, and harvest industrial hemp, including the initial training of Farmers to grow industrial hemp and maximize CBD potency, (iv) use of its cultivating license, which shall be amended to add a New York hemp depot facility (the “NY Hemp Depot Facility”) once such facility is obtained by Canbiola Sub, and (v) services for the recruitment of Farmers to grow and cultivate industrial hemp for sale to the Joint Venture.

Canbiola Sub agreed to provide (i) a building for the operation of the NY Hemp Depot Facility, (ii) location services in connection with its securing the building for the NY Hemp Depot Facility, (iii) management and other services for the day-to-day operation of the Joint Venture, and (iv) services for the recruitment of Farmers to grow and cultivate industrial hemp for sale to the Joint Venture. Canbiola Sub shall have full and complete discretion to manage and control the business and affairs of the Joint Venture, to make all decisions affecting the business and affairs of the Joint Venture, and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Joint Venture. Notwithstanding the foregoing, unanimous consent between NY – SHI and Canbiola Sub is required for certain transactions, including but not limited to amending the Agreement, obligating the Joint Venture to pay an excess of $20,000 for any transaction or series of transactions, and terminating the Joint Venture.

As consideration for the foregoing, Canbiola Sub delivered to NY – SHI a cash payment of $500,000.00 upon execution of the Agreement. Additionally, within 30 days of the transactions contemplated by the Agreement closing, CANB will issue and deliver $500,000.00 in value of its Common Stock to NY – SHI; provided, however, that the NY – SHI’s cultivating license shall have been amended to add the NY Hemp Depot Facility as a condition to such issuance. SHI Farms has also agreed to sell certain isolate to Canbiola or its designated affiliate at a discounted rate equal to the cost of processing the isolate from biomass and granted Canbiola Sub an interest in the 1.5% payments due to SHI Farms in connection with its separate agreements with Mile High Labs.

The “gross profits” from the Joint Venture, which are defined as gross revenues less certain direct operational costs, will be distributed quarterly in arrears with the first distribution scheduled to be made on March 31, 2020, of which 70% is to be distributed to Canbiola Sub and 30% is to be distributed to NY – SHI.

The Agreement otherwise contains standard terms and conditions. The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the Agreement, which is included herewith as an Exhibit.

Forward- Looking Statements

Statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Joint Venture Agreement with SHI Farms and NY – SHI

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: July 17, 2019	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO